RESULTS OF SHAREHOLDER MEETING
                           PHOENIX OPPORTUNITIES TRUST
                                October 31, 2006
                                  (Unaudited)

 At a special meeting of shareholders of Phoenix Opportunities Trust (the "Trust") held on October 31, 2006, shareholders voted on the Following proposals:

Number of Eligible Units Voted:
                                   For           Against

To elect eleven Trustees to
serve on the Board of
Trustees until the next
meeting of shareholders at
which Trustees are elected.

E. Virgil Conway               121,064,647        625,812
Harry Dalzell-Payne            121,064,647        625,812
Daniel T. Geraci               121,051,683        638,777
Francis E. Jeffries            121,064,647        625,812
Leroy Keith, Jr.               121,064,647        625,812
Marilyn E. LaMarche            121,063,658        626,802
Philip R. McLoughlin.          121,064,647        625,812
Geraldine M. McNamara          121,063,658        626,802
James M. Oates                 121,064,647        625,812
Richard E. Segerson            121,064,647        625,812
Ferdinand L. J. Verdonck       121,064,647        625,812


                                 For              Against      Abstain
T
o ratify the appointment of
PricewaterhouseCoopers LLP as
the independent registered
public accounting firm for
the Trusts.		             120,692,791        177,364      820,305

[PAGE BREAK]

















                            RESULTS OF SHAREHOLDER MEETING
                              PHOENIX OPPORTUNITIES TRUST
                                    November 21, 2006
                                        (Unaudited)

At a special meeting of shareholders of Phoenix Foreign Opportunities Fund (each a "Fund"), a series of Phoenix Opportunities Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

Number of Eligible Units Voted:

The information is in the following order:

For
Against
Abstain
Broker Non-Votes

To amend the fundamental investment restrictions of the funds of the Phoenix Adviser Trust to conform to the standard fundamental investment restrictions of the Phoenix Funds.

Investment of more than 25% of assets in companies engaged in one industry..............
5,788,484
124,514
93,584
1,058,787

Limits on borrowing ...............................
5,855,820
69,461
81,302
1,058,787

Issuance of senior securities ......................
5,808,658
83,555
114,370
1,058,787

Underwriting activities.............................
5,826,009
74,933
105,641
1,058,787

Purchase and sale of real estate...................
5,435,828
475,226
95,528
1,058,787

Limits on lending...................................
5,836,697
82,653
87,232
1,058,787